Exhibit 99.1
United States Short Oil Fund, LP
Monthly Account Statement
For the Month Ended January 31, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(1,529,760)
Unrealized Gain (Loss) on Market Value of Futures	2,735,290
Interest Income	265
Total Income (Loss)	$1,205,795

Expenses
Investment Advisory Fee	$6,822
Brokerage Commissions	1,278
NYMEX License Fee	260
Non-interested Directors' Fees and Expenses	51
Other Expenses	91,400
Total Expenses	99,811
Expense Waiver	(89,695)
Net Expenses	$10,116
Net Gain (Loss)	$1,195,679

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 1/1/10	$13,196,305
Net Gain (Loss)	1,195,679

Net Asset Value End of Period	$14,391,984
Net Asset Value Per Unit (300,000 Units)	$47.97

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502